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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in this Registration Statement on Form S-1 of ChiRex Inc., to register 3,489,301 shares of common stock, of our report dated February 9, 1996, on our audits of the financial statements and financial statement schedule of ChiRex Inc. (formerly SepraChem Inc.). We also consent to the references to our firm under the captions "Experts" and "Selected Historical Financial Data."

                                          COOPERS & LYBRAND L.L.P.

Boston, Massachusetts
February 26, 1997